Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235642) and Form S-8 (Nos. 333-243750, 333-232034, 333-227812, 333-222955, 333-221212 and 333-218992) of UroGen Pharma Ltd. of our report dated March 18, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 18, 2021

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il